EXHIBIT 12.4

                                WEST TEXAS UTILITIES COMPANY
                             RATIO OF EARNINGS TO FIXED CHARGES
                          FOR THE TWELVE MONTHS ENDED JUNE 30,1999
                                  (Thousands Except Ratio)
                                        (Unaudited)



     Operating Income                                  $60,698

     Adjustments:
        Income taxes                                    23,715
        Provision for deferred income taxes             (2,701)
        Deferred investment tax credits                 (1,297)
        Other income and deductions                        589
        Allowance for borrowed and equity funds
             used during construction                    1,226
                                                    -----------

               Earnings                                $82,230
                                                    ===========


     Fixed Charges:
        Interest on long-term debt                     $20,352
        Interest on short-term debt and other            5,023
                                                    -----------

               Fixed Charges                           $25,375
                                                    ===========


     Ratio of Earnings to Fixed Charges                3.24
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